Exhibit 10(n)

                        NOTE ADMINISTRATION FEE AGREEMENT

           This Note Administration Fee Agreement (this "Agreement"), dated as of February 8, 2002, is by and between B.F. SAUL ADVISORY COMPANY L.L.C. (the
"Advisor") and B.F. SAUL REAL ESTATE INVESTMENT TRUST (the "Trust").

                                    RECITALS

           WHEREAS, the Advisor and the Trust have entered into the Amended and
Restated Advisory Contract, dated as of October 1, 1982, as amended from time to time;

           WHEREAS, Section 4.B. of such Amended and Restated Advisory Contract permits the Advisor to receive separate compensation for rendering services additional to those specified in such Amended and Restated Advisory Contract that, in the opinion of the Trustees, are more appropriately performed by the
Advisor or its affiliates for separate compensation;

           WHEREAS, the Advisor currently receives a fee of 1% of the principal amount of notes as they are issued in connection with the Trust's notes program as compensation for the services provided and costs incurred by the Advisor in administering such program;

           WHEREAS, the Advisor and the Trust have determined to increase such fee to 2% of the principal amount of notes as they are issued in connection with the Trust's notes program, effective February 8, 2002; and

           WHEREAS, Section 1014(a) of that certain Indenture, dated as of March
25, 1998, as amended or supplemented from time to time, by and between the Trust and Wells Fargo Bank Minnesota, National Association, formerly known as Norwest
Bank Minnesota, National Association (the "Indenture"), requires any agreement between the Trustee and Advisor relating to fees in excess of 1% of the principal amount of notes issued to be in writing.

           NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the parties hereto agree as follows:

1. Note Administration Fee. The Trust hereby agrees to increase the fee payable by the Trust to the Advisor as compensation for the services provided and costs incurred by the Advisor in administering the notes program to 2% of the principal amount of notes as they are issued. This increase in the fee shall be effective as of February 8, 2002. The Advisor shall continue to provide the administrative services (and bear the costs) with respect to the notes program that it is currently providing to the Trust. Upon the request of either the
Trust or the Advisor, but at least annually, the Trust and the Advisor shall review the fee hereunder to insure that it is fair and reasonable to both the
Trust and the Advisor and make any adjustment agreed upon.

2. Payment of Fee. All amounts payable to the Advisor under Section 1 shall be due on the last day of the month following the month in which the notes to which such amounts pertain were issued.

3. Miscellaneous.

(a) This contract shall be in force until September 30, 2002, and shall continue thereafter from year to year unless cancelled by either party at the end of any contract year, upon written notice, given at least six (6) months prior to the end of any such contract year.

(b) The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(c) This Agreement shall be governed by and construed in accordance with the law of the State of Maryland.

(d) This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

           IN WITNESS WHEREOF, the Advisor and the Trust have caused this
Agreement to be duly executed as of the date and year first above written.

                         B.F. SAUL ADVISORY COMPANY L.L.C.

                         By: Ross E. Heasley
                             ----------------------------------------
                             Name:  Ross E. Heasley
                             Title:  Vice President

                         B.F. SAUL REAL ESTATE INVESTMENT TRUST

                         By: Patrick T. Connors
                             ----------------------------------------
                             Name:  Patrick T. Connors
                             Title: Vice President